Exhibit 5.1

Brookfield Renewable Partners L.P.
73 Front Street, 5th Floor Hamilton HM 12 Bermuda

Email clangley@applebyglobal.com

Direct Dial +1 441 295 3202
Tel +1 441 295 2244
Fax +1 441 292 8666

Appleby Ref 404008.0032 24 February 2020

Dear Sirs

Brookfield Renewable Partners L.P.

We have acted as legal advisers as to matters of Bermuda law to Brookfield Renewable Partners L.P., a limited partnership organized under the laws of the Islands of Bermuda (Partnership). We have been requested to render this opinion to you in connection with the filing by the Partnership of a prospectus supplement dated 19 February 2020 (Prospectus Supplement) to a post-effective amendment no. 1 to the Partnership’s automatic shelf registration statement on Form F-3 (Reg. No. 333-224206) (Registration Statement) with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933, as amended (Securities Act), and the rules and regulations promulgated thereunder, relating to the registration under the Securities Act of 8,000,000 of 5.25% Class A Preferred Limited Partnership Units, Series 17 (Units) of the Partnership.

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (Documents).

Assumptions

In stating our opinion we have assumed:

1.

the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarized or photostatic copies;

2.	the genuineness of all signatures on the Documents;

3.	the authority, capacity and power of persons signing the Documents;

4.	that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

5.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

6.

that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Partnership in connection with the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

7.

that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the board of directors of the General Partner, by way of unanimous written resolutions and that there is no matter affecting the authority of the directors of the General Partner to effect the listing of the Units on behalf of the Partnership, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein; and

8.

that the records which were the subject of the Searches were complete and accurate at the time of such searches and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Searches been materially altered.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.

The Partnership is an exempted limited partnership established and existing under the laws of Bermuda. The Partnership possesses the capacity to sue and be sued and is in good standing under the laws of Bermuda. All suits in respect of the Partnership shall be prosecuted against the General Partner, in its capacity as general partner of the Partnership.

2.

The issue of the Units has been duly authorized by all necessary action on the part of the Partnership and when issued as contemplated by the Prospectus Supplement and Resolutions will be validly issued, fully paid and non-assessable units of the Partnership.

Reservations

We have the following reservations:

1.

We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

2.

Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of such other jurisdiction.

3.

Any reference in this opinion to Units being “non-assessable” shall mean, in relation to fully-paid Units of the Partnership and subject to any contrary provision in any agreement in writing between the Partnership and the holder of Units, that: no holder shall be obliged to contribute further amounts to the capital of the Partnership, either in order to complete payment for their Units, to satisfy claims of creditors of the Partnership, or otherwise.

4.

Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book and Judgement Book at the Registry of the Supreme Court and of the Register of Mortgages at the office of the Registry General are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book and the Register of Mortgages do not reveal:

(i)

details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court, the Registrar General would have or should have been disclosed on the public file, the Causes Book, the Judgment Book or the Register of Mortgages, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book, Judgment Book or Register of Mortgages;

(ii)

details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)

whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)

whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981, as amended.

5.	The Limited Partnership Act 1883 (Act) provides that a limited partner shall be liable as a general partner if he takes part in the management of the partnership.

6.

A limited partner is liable to the Partnership, or to its creditors, for any amount in respect of such limited partner’s contribution to the Partnership to the extent such contribution has not been contributed in full, or to the extent such contribution is either released or returned to the limited partner contrary to the restrictions on reductions of capital contained in the Act.

7.

A limited partner is liable for damages on account of misrepresentation in respect of false statements contained in the certificate of limited partnership, any supplementary certificates or certificate of cancellation in respect of the Partnership, to the extent a limited partner signed such certificate, or caused another to sign it on his/her behalf, and knew such statement to be false at the time of signature.

8.

Every partner of the Partnership who is guilty of any fraud in the affairs of the Partnership shall be liable civilly to the party injured to the extent of his damage and shall be liable for penalties applicable to offences committed in contravention of the Act.

9.

In opinion paragraph 1, the term ‘good standing’ means only that the Partnership has received a Certificate of Compliance from the Registrar of Companies in Hamilton, Bermuda which confirms that it has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax.

Disclosure

This opinion is addressed to you in connection with the registration of the Units with the SEC and is not to be made available to, or relied on by any other person or entity (other than the Unitholders as referenced in the Registration Statement), or for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person (other than the SEC in connection with the Registration Statement), without our prior written consent except as may be required by law or regulatory authority. We consent to the filing of this opinion as an exhibit to the Partnership’s Report of Foreign Issuer on Form 6-K being filed on or about the date hereof and incorporated by reference into the Registration Statement and further consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus Supplement.

This opinion is governed by and is to be construed in accordance with Bermuda law. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing acts or circumstances should change.

Yours faithfully

/s/ Appleby (Bermuda) Limited

SCHEDULE

1.

The entries and filings shown in respect of the Partnership and of Brookfield Renewable Partners Limited the general partner of the Partnership (General Partner), on the files of the Partnership and the General Partner maintained in the Registrar of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by searches on 21 February 2020, and the entries and filings shown in respect of the Partnership and the General Partner in the Supreme Court Causes book maintained at the Registry of the Supreme Court, Hamilton, Bermuda, and of the Register of Mortgages at the office of the Registry General as revealed by searches on 21 February 2020 (Searches).

2.

Copy of Fourth Amended and Restated Limited Partnership Agreement of the Partnership between the General Partner and each person who is admitted to the partnership as a limited partner from time to time dated 3 May 2016 as amended by the First Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 25 May 2016, the Second Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 14 February 2017, the Third Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 16 January 2018, the Fourth Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 28 February 2019, the Fifth Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 11 March 2019 and the Sixth Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 24 February 2020 (Limited Partnership Documents).

3.	In respect of the Partnership, the Certificate of Registration of an Exempted and Limited Partnership and supplements thereto.

4.

Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of the General Partner (General Partner Constitutional Documents, together with the Limited Partnership Documents, Constitutional Documents).

5.	Copy of the unanimous written resolutions of the board of directors of the General Partner dated effective 15 February 2020 (Resolutions).

6.	Certificates of Compliance each dated 21 February 2020 issued by the Registrar of Companies in respect of the General Partner and the Partnership.

7.	Copy of the Registration Statement.

8.	Copy of the Prospectus Supplement.